Michael K. Devlin                             Immediately
               Senior Vice President
               (617) 629-4244

                 CENTRAL BANCORP REPORTS RESULTS FOR ITS FOURTH
                  QUARTER AND FISCAL YEAR ENDED MARCH 31, 2004

     SOMERVILLE,  MASSACHUSETTS, April 30, 2004-- Central Bancorp, Inc. (NASDAQ:
CEBK) today reported net income of $243,000, or $0.15 per diluted share, for the quarter ended March 31, 2004, compared to a net loss of $418,000, or $0.27 per diluted share, for the corresponding quarter in the prior fiscal year. A primary reason for the loss in the prior year quarter was the reserve for estimated state taxes of $835,000, net of federal tax benefits, attributable to a change in state law affecting numerous Massachusetts banks, disallowing the deduction for dividends received by Central Co-operative Bank from its former real estate investment trust (REIT) subsidiary for the 2000 through 2003 fiscal years. In addition, the prior year's quarterly results reflected an accrual for a commercial claim and legal fees associated with a shareholder dispute that, together, reduced earnings by $915,000. Exclusive of the foregoing significant items, pro forma earnings were $1,332,000 for the quarter ended March 31, 2003. The decline in earnings in the current quarter, as compared to the prior year's quarterly pro forma results, is principally due to decreases in net interest income ($682,000) and gains on sale of loans ($736,000) and an increase in marketing spending ($267,000).
     For the year ended March 31, 2004, net income amounted to $2,936,000, or $1.88 per diluted share, compared to $2,187,000, or $1.37 per diluted share, in the prior year. The results in both years were affected by significant non-operating items. As noted in the preceding paragraph, the results for fiscal 2003 were adversely impacted by certain significant items, which, in the aggregate, reduced net income by $1,915,000.The results in fiscal 2004 were favorably affected by the June 2003 settlement of the Company's REIT-related tax liability and insurance recoveries, which, in the aggregate, increased net income by $703,000. Exclusive of these significant items, pro forma earnings were $2,233,000 and $4,102,000 for the years ended March 31, 2004 and 2003, respectively. The decline in pro forma earnings of $1,869,000 in the current year is principally due to decreases in net interest income ($1,687,000) and gains on sale of loans ($501,000) and increases in marketing spending ($381,000) and salaries and employee benefits ($325,000).
     The gradual but consistent decline in interest rates in recent years had a greater relative impact on the Company's yield on earning assets, which declined 64 basis points in fiscal 2004, than on its cost of funds, which declined 32 basis points in fiscal 2004, due to the Company's limited opportunity to reduce deposit rates and the fixed cost of its FHLB advances. In addition, as part of its strategy to manage interest rate risk, the Company held a greater portion of its interest-earning assets in short-term investments and investment

                                  (Continued)

Central Bancorp, Inc.
Page 2 of 3


securities throughout fiscal 2004 rather than in long-term, fixed rate loans. This strategy adversely affected net interest income in the current year while improving the Company's exposure to a sustained rise in interest rates.
     John D. Doherty, Chairman, President & Chief Executive Officer, stated, "While I am disappointed by the compression in our net interest margin in fiscal 2004, we believe the decision to reduce our investment in long-term, fixed rate residential mortgage loans, which was a major cause of this decline, is a prudent one, particularly in light of the recent indications of a change in the direction of interest rates. During the quarter ended March 31, 2004, the net interest margin was 3.30% compared to 3.14% in the previous quarter."
     Mr. Doherty added, "We have recently initiated a major marketing program, including our first-ever use of radio advertisements, to promote the Bank and its new free checking product. We have made a significant commitment to the increased promotion of the Bank to highlight the benefits of doing business with a community bank and to maintain our competitiveness in the attractive Middlesex County market. We are encouraged by the number of new account openings during the past month."
     Loan quality continues to be outstanding. At March 31, 2004, loan delinquencies were minimal and there were no loans in excess of 90 days past due. In addition, the Company held no foreclosed assets at March 31, 2004.
     Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full-service banking offices and one limited-service high school branch in suburban Boston.

                           (See accompanying tables.)


--------------------------------------------------------------------------------
This press release contains financial information determined by methods other than in accordance with accounting methods generally accepted in the United
States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude the effects of significant gains or losses that are unusual in nature. Because these items and their impact on the Company's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance which may be presented by other companies.

     This press release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.
--------------------------------------------------------------------------------

Central Bancorp, Inc.
Page 3 of  3

                              Central Bancorp, Inc.
                           Consolidated Operating Data
                      (In Thousands, Except Per Share Data)

                                                                              Quarter Ended                     Year Ended
                                                                                  March 31,                       March 31,
                                                                        -----------------------------------------------------------
                                                                          2004                2003           2004            2003
                                                                        -----------------------------------------------------------
                                                                                (Unaudited)
           Net interest and dividend income                             $3,827              $ 4,509        $15,570        $ 17,257

           Provision for loan losses                                        50                   --            200             --
           Net loss on sales and write-downs
             of investment securities                                       --                 (112)          (135)          (308)
           Gain on sale of loans                                            32                  768            295            796
           Other non-interest income                                       210                  162            966            917

           Non-interest expenses                                         3,625                4,654         12,401         13,877
                                                                        ------              -------        -------        -------

             Income before taxes                                           394                  673          4,095          4,785

           Provision for income taxes                                      151                1,091          1,159          2,598
                                                                        ------              -------        -------        -------

             Net income (loss)                                          $  243              $  (418)       $ 2,936        $ 2,187
                                                                        ======              =======        =======        =======

           Earnings (loss) per share:

             Basic                                                      $  .16              $ (0.27)       $  1.89        $  1.38
                                                                        ======              =======        =======        =======

             Diluted                                                    $  .15              $ (0.27)       $  1.88        $  1.37
                                                                        ======              =======        =======        =======

           Weighted average number of
             shares outstanding:
             Basic                                                       1,556                1,567          1,551          1,584
                                                                        ======              =======        =======        =======

             Diluted                                                     1,570                1,567          1,565          1,599
                                                                        ======              =======        =======        =======


           Reconciliation of GAAP earnings
            to pro forma earnings:
           Net income (loss) per GAAP                                    $ 243              $  (418)       $ 2,936        $ 2,187
           Impact of REIT legislation, net of taxes                         --                  835           (374)           835
           Impact of litigation and legal fees,
             net of insurance and taxes                                     --                  915           (329)         1,080
                                                                         -----              -------        -------        -------

             Pro forma earnings                                          $ 243              $ 1,332        $ 2,233        $ 4,102
                                                                        ======              =======        =======        =======

                                                                      Consolidated Balance Sheet Data
                                                                            (In Thousands)
                                                                       March 31,          March 31,
                                                                         2004               2003
                                                                     --------------------------------
           Total assets                                              $ 490,465            $ 477,208
           Investment securities available for sale                     83,771               61,111
           Total loans (1)                                             357,424              390,464
           Allowance for loan losses                                     3,537                3,284
           Deposits                                                    295,920              287,959
           Borrowings                                                  145,256              144,576
           Stockholders' equity                                         43,454               39,443

           (1) Includes loans held for sale of $799 and $647 at March 31, 2004 and March 31, 2003, respectively.